                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          Trident International, Inc.
                (Name of Registrant as Specified In Its Charter)

                          Trident International, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                          TRIDENT INTERNATIONAL, INC.
                               1114 FEDERAL ROAD
                         BROOKFIELD, CONNECTICUT 06804

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Trident International, Inc. (the "Company") will be held on Wednesday, January 29, 1997 at 1:00 p.m. Connecticut time at the offices of the Company at 1114 Federal Road, Brookfield, Connecticut 06804 for the following purposes:

          1. To elect four Class I Directors of the Company to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

          2. To consider and act upon a proposal to approve the Trident International, Inc. Employee Stock Purchase Plan.

          3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on December 18, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors


                                          DAVID A. HUNDT
                                          Secretary
Brookfield, Connecticut
December 26, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                          TRIDENT INTERNATIONAL, INC.
                               1114 FEDERAL ROAD
                         BROOKFIELD, CONNECTICUT 06804

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 1997

                                                               December 26, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Trident International, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Wednesday, January 29, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of four Class I Directors of the Company, to consider and act upon a proposal to approve the Trident International, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about December 26, 1996. The Board of Directors has fixed the close of business on December 18, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 7,069,935 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

     The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote is required to approve the Stock Purchase Plan. Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval of the Stock Purchase Plan, and will therefore have the effect of votes "against" the proposal. Broker non-votes will not be counted in determining the number of shares of Common Stock present or represented and entitled to vote to approve the Stock Purchase Plan, and will therefore not have the effect of votes either "for" or "against" the proposal. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTOR OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR THE PROPOSAL TO APPROVE THE STOCK PURCHASE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1996 Annual Report, including financial statements for the fiscal year ended September 30, 1996 ("Fiscal 1996"), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

INTRODUCTION

     The Board of Directors of the Company consists of seven members. At the Annual Meeting, four Class I Directors will be elected to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated R. Hugh Van Brimer, Robert S. Anderson, Russell J. Greenberg and Norman L. Norris to serve as Class I Directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Amended and Restated By-laws (the "By-laws"). See "Other Matters -- Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING THE NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The following biographical descriptions set forth certain information with respect to the four Nominees for election as directors at the Annual Meeting, each director who is not up for election and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of December 10, 1996.

Nominees for Election as Directors -- Term Expiring 1999

     R. HUGH VAN BRIMER founded Trident, Inc., the Company's predecessor, in 1989 and served as President and Chief Executive Officer of the predecessor and, subsequently, the Company, until 1995. Mr. Van Brimer currently serves as Chairman of the Board of Directors of the Company, a position he has held since the Company's inception. Mr. Van Brimer also serves on the Board of Directors of Maxi Movies Pty, Ltd., a South African franchiser of motion picture theaters, and is Chairman of the Board of SEFE Overseas Limited, an international investment consortium. Mr. Van Brimer holds a B.S. in Physics from Western Michigan University and is a graduate of the Advanced Management Program of the Harvard Business School. He is 66 years old.

     ROBERT S. ANDERSON has served as a director of the Company since October 27, 1994. Since 1988, Mr. Anderson has served as Senior Vice President of Brean Murray & Co., Inc. ("Brean Murray," formerly Brean Murray, Foster Securities, Inc.) and as Vice President of BMI Capital, a registered investment adviser and affiliate of Brean Murray. Mr. Anderson was a co-founder, and presently serves on the Board of Directors, of International Imaging Materials, Inc. He is 55 years old.

     RUSSELL J. GREENBERG was named a director of the Company on June 24, 1994 and served as a director until October 27, 1994. He was then reelected to the Board of Directors on May 18, 1995. Mr. Greenberg is a founding Principal of MaxCapital, LLC, a private equity firm specializing in buyouts and financial advisory work which will commence operations on January 2, 1997. Previously, Mr. Greenberg served as an Executive Vice President of Chatfield Dean & Co., Inc. from August 1994 to December 1996 and as a Managing Director of Corporate Finance at Brean Murray from November 1992 to July 1994. Prior to that, Mr. Greenberg was head of Mergers and Acquisitions at Daiwa Securities of America, Inc. from 1990 to 1992. He is 39 years old.

     NORMAN L. NORRIS has been a director of the Company since June 24, 1994. Mr. Norris is a partner at the law firm of Woodcock, Washburn, Kurtz, Mackiewicz & Norris in Philadelphia, Pennsylvania, where he has practiced since 1968. Mr. Norris' law firm represents the Company on an ongoing basis as intellectual property counsel. He is 54 years old.

Incumbent Directors -- Term Expiring 1998

     ELAINE A. PULLEN joined the Company as President and Chief Operating Officer in August 1994. She has been President since that time and, in addition, has served as a director and Chief Executive Officer since April 1, 1995. Prior to joining the Company, Ms. Pullen served as a director of Linx Printing Technologies, PLC ("Linx") from September 1992 to August 1994, where she also served as Business Operations Director from February 1994 to August 1994 and as Engineering Director from September 1992 to February 1994. Prior to that, Ms. Pullen served as President of Linx USA from 1991 to 1992, and as Vice President of Applied Research and Engineering of Videojet Systems International, Inc. from 1988 to 1991. Ms. Pullen holds a B.S. in Applied Physics from the British Institute of Physics. She has 22 years of experience in research and development, marketing and operations management in the ink jet printing field. She is 42 years old.

     A. BRUCE JOHNSTON has been a director of the Company since June 24, 1994. From June 1992 to January 1996, Mr. Johnston was a Vice President of TA Associates, Inc., where he is currently a Principal. From June 1988 to June 1992, Mr. Johnston was a General Manager of Lotus Development Corporation. Mr. Johnston also serves on the Boards of Directors of Expert Software, Inc. and Restrac, Inc., as well as the Boards of Directors of several private companies. He is 36 years old.

     MICHAEL K. LORELLI has been a director of the Company since November 29, 1995. From September 1996 to November 1996, Mr. Lorelli served as Chief Executive Officer and President of MobileMedia Corporation, which operates under the name "MobileComm." From October 1994 to August 1996, Mr. Lorelli was President for North America and Latin America of Tambrands, Inc., and from November 1992 to September 1994, he was President of Pizza Hut International. Prior to that, Mr. Lorelli served as President of Pepsi Cola East, a division of Pepsico, Inc., from August 1989 to October 1992. Mr. Lorelli also serves on the Board of Directors of Tri-Point Medical Corporation. He is 45 years old.

Executive Officers Who Are Not Directors

     J. LEO GAGNE joined the Company in February 1996 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Gagne served as Director -- Enterprise Group of Arthur Andersen LLP in Hartford, Connecticut, where he was employed since 1977. Mr. Gagne, a Certified Public Accountant, holds a B.S. in Accounting from the University of Connecticut. He is 40 years old.

     CARL L. SCHLEMMER joined the Company in 1991 as Vice President of Operations. Prior to joining the Company, Mr. Schlemmer served as Vice President of Schott Electronics, Inc. from 1988 to 1991 and as a Vice President of Design Circuits, Inc. from 1976 to 1988. Mr. Schlemmer holds a B.A. in Chemistry with a minor in Mathematics from Western Connecticut State University. He is 46 years old.

     ROBERT L. ROGERS joined the Company in 1989 as Director of Engineering, served as Director of Research and Development from January 1995 to August 1996 and has served as Vice President of Research since August 1996. Prior to that, Mr. Rogers was involved in ink jet research at Exxon Enterprises Printing Systems, Inc. and Dataproducts Corporation. Mr. Rogers holds a B.S. in Mechanical Engineering from Cornell University. He is 42 years old.

     RICHARD A. CUTTING joined the Company in October 1996 as Vice President of Engineering. Prior to joining the Company, Mr. Cutting served as a Program Management Director of Intermatrix, Inc. from March 1995 to October 1996 and as Executive Director -- Program Management at Pitney Bowes, Inc. from December 1992 to December 1994, where he also served as Executive Director -- Program Integration from October 1991 to November 1992 and as Vice
President -- Strategic Planning and Central Engineering from May 1988 to September 1991. Mr. Cutting holds an M.A. in Natural Sciences and Electrical Sciences Engineering from St. John's College of Cambridge University. He is 53 years old.

     DAVID A. HUNDT joined the Company in 1991 as Controller, has served as Secretary and Treasurer since June 1994 and as Director of Finance and Administration since October 1995. Prior to joining the Company, Mr. Hundt served as Controller at Web Technologies, Inc. from 1987 to 1991. Mr. Hundt holds a B.S. in Accounting from the University of Bridgeport. He is 42 years old.

     DONALD P. HICKS joined the Company in 1990 as Eastern Regional Sales Manager and has served as Director of Marketing since October 1995. Prior to joining the Company, Mr. Hicks served as Director of Corporate Communications, Marketing Manager and Program Manager of Photronics, Inc. Mr. Hicks holds a B.S. in Business Administration from the University of Maryland. He is 47 years old.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company consists of seven members and is divided into two classes. The members of each class of Directors serve for staggered two-year terms. The Board is composed of four Class I Directors (Messrs. Van Brimer, Anderson, Greenberg and Norris), who are up for election at the Annual Meeting, and three Class II Directors (Ms. Pullen and Messrs. Johnston and Lorelli). The terms of the Class II Directors will expire upon the election and qualification of directors at the annual meeting of stockholders held following the fiscal year ending September 30, 1997. At each annual meeting of stockholders, directors will be reelected or elected for a full term of two years to succeed those directors whose terms are expiring. In connection with the June 1994 acquisition by the Company of all of the capital stock of Trident, Inc., the Company's predecessor, the stockholders of the Company entered into an agreement (the "Stockholders' Agreement") pursuant to which, among other things, they agreed to elect as directors the respective nominees of certain groups of stockholders. Messrs. Johnston, Greenberg, Van Brimer, Norris and Anderson were elected directors of the Company pursuant to these provisions of the Stockholders' Agreement as the nominees of certain of the stockholder groups. The Stockholders' Agreement was terminated upon consummation of the Company's initial public offering (the "IPO") in March of 1996.

     During Fiscal 1996, the Board of Directors met nine times. During Fiscal 1996, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

     Audit Committee. The Board of Directors has established an Audit Committee consisting of Messrs. Greenberg, Johnston and Lorelli (the "Audit Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee met once during Fiscal 1996.

     Compensation Committee. The Board of Directors has also established a Compensation Committee consisting of Messrs. Van Brimer, Anderson and Johnston (the "Compensation Committee"). The Compensation Committee reviews and recommends the compensation arrangements for all directors and officers and approves such arrangements for other senior level employees. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company and its subsidiaries, including the Company's discretionary bonus program (the "Bonus Plan") and the Company's Amended and Restated 1994 Stock Option and Grant Plan (as amended and restated, the "Stock Option

Plan"). In administering the Bonus Plan, the Compensation Committee determines those managers and key executives of the Company who will be eligible for cash bonuses if certain financial goals (such as specified revenue levels, maintenance of positive cash flow or addition of economic value) and business objectives are met. The Compensation Committee, in its discretion, may change the bonus formulae and designate additional employees as participants in the Bonus Plan from time to time. In administering the Stock Option Plan, the Compensation Committee determines the options to be issued to eligible persons under the Stock Option Plan and prescribes the terms and provisions of such options. In addition, the Compensation Committee construes and interprets the Stock Option Plan and issuances thereunder, and establishes, amends and revokes rules and regulations for administration of the Stock Option Plan. In order to comply with certain amendments to rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all actions taken by the Compensation Committee with respect to the Stock Option Plan are subject to the approval of the full Board of Directors. The Compensation Committee met four times during Fiscal 1996.

     The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Directors. Directors of the Company who are also employees receive no additional compensation for their services as a director. No directors of the Company receive cash compensation for their services as directors or as members of any of the committees of the Board of Directors. Pursuant to the Stock Option Plan, non-employee directors will receive upon their initial election to the Board an option which will not qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Non-Qualified Option"), to purchase up to 5,000 shares of Common Stock, which option shall vest on the first anniversary of the date of grant. Also pursuant to the Stock Option Plan, each non-employee director serving in such capacity on the date of each annual meeting of stockholders, beginning with the Annual Meeting, will receive a Non-Qualified Option to purchase 5,000 additional shares of Common Stock, which option shall vest 25% per year over a four-year term, beginning on the first anniversary of the date of grant (no such option shall be granted, however, on the date of an annual meeting of stockholders, to any person first elected or appointed to the Board of Directors within six months prior to such annual meeting of stockholders). Each such Non-Qualified Option will be granted at an exercise price equal to the fair market value of shares of Common Stock on the date of grant and will have a ten-year term.

     On December 12, 1995, in connection with his election to the Board of Directors of the Company, the Company issued to Mr. Lorelli a Non-Qualified Option to purchase up to 5,000 shares of Common Stock at an exercise price of $12.00 per share, which option vested on December 12, 1996.

     All directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees.

     Executive Officers. The following table sets forth the compensation awarded to the Company's Chief Executive Officer and the two (2) other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during Fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                       ANNUAL           COMPENSATION
                                                    COMPENSATION           AWARDS
                                                 ------------------     ------------      ALL OTHER
                                                 SALARY      BONUS        OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR       ($)        ($)           (#)              ($)
---------------------------             ----     -------     ------     ------------     ------------
Elaine A. Pullen......................  1996     135,065     39,340            --            3,743(1)
  Chief Executive Officer               1995     105,038      2,935        40,000            8,501(2)
Carl L. Schlemmer.....................  1996      99,320     28,467            --            1,624(1)
  Vice President of Operations          1995      97,428     15,350        10,000               --
Robert L. Rogers......................  1996      81,420     19,621            --            3,031(1)
  Vice President of Research            1995      78,698     13,999         7,000            2,053(1)

---------------
(1) Represents contributions by the Company under its 401(k) Plan on behalf of Ms. Pullen and Messrs. Schlemmer and Rogers.

(2) Represents reimbursement of moving expenses.

     Option Exercises and Year-End Holdings. The following table sets forth the aggregate number of options exercised in Fiscal 1996 and the value of options held at the end of Fiscal 1996 by the Company's Chief Executive Officer and the two (2) other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during Fiscal 1996.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                       FISCAL YEAR-END 1996 OPTION VALUES

                                                                     NUMBER OF
                                                                    SECURITIES           VALUE OF
                                                                    UNDERLYING          UNEXERCISED
                                                                    UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS             OPTIONS
                                                                     AT FISCAL           AT FISCAL
                                     SHARES                         YEAR-END(#)        YEAR-END ($)
                                   ACQUIRED ON        VALUE        EXERCISABLE/        EXERCISABLE/
NAME                               EXERCISE(#)     REALIZED($)     UNEXERCISABLE     UNEXERCISABLE(1)
----                               -----------     -----------     -------------     -----------------
Elaine A. Pullen.................        --               --       10,000/30,000     $161,250/$483,750
Carl L. Schlemmer................     2,500          $36,563             0/7,500     $       0/$90,938
Robert L. Rogers.................        --               --         1,750/5,250     $  21,219/$63,656

---------------
(1) Based on $17.125 per share, the price of the last reported trade of the Common Stock on the Nasdaq National Market on September 30, 1996.

EMPLOYMENT ARRANGEMENTS WITH CHIEF EXECUTIVE OFFICER

     The Company has entered into an executive employment agreement with Elaine
A. Pullen, the term of which ends on November 1, 1997. The agreement may be terminated by the Company (i) if certain business performance goals established by the Board of Directors are not attained; (ii) if certain of Ms. Pullen's confidentiality obligations have not been met, and (iii) if there are other grounds (as outlined in the agreement) for termination of the agreement by the Company. The agreement provides that Ms. Pullen will not, during or after the term of the agreement, disclose any confidential information (as defined in the agreement) pertaining to the business of the Company or to the business of any actual or potential client or customer of the Company, to any third party. Ms. Pullen is also subject to certain restrictions on competition with the Company both during the term of the agreement and for one year after termination of employment for any reason. In consideration for the confidentiality provisions and the restrictions on competition,

Ms. Pullen is entitled to one year's base salary (as defined in the agreement) to be paid within thirty days of the date of her leaving the employ of the Company.

MANAGEMENT BONUS PLAN

     The Company has established a discretionary bonus program (the "Bonus Plan") for its key managers and executives. Under the Bonus Plan, the Compensation Committee has the discretion to determine those key managers and executives of the Company who will be eligible for cash bonuses if certain financial and business objectives are achieved. Key managers and executives must have one year of service at the Company in order to qualify for bonuses under the Bonus Plan. The formula for determining each participant's bonus will be established annually by the Compensation Committee and will be based upon the achievement of financial goals (such as specified revenue levels, maintenance of positive cash flow or addition of economic value) and business objectives specified in the Bonus Plan. The Compensation Committee may change the bonus formulae and designate additional employees as participants in the Bonus Plan from time to time.

STOCK PERFORMANCE GRAPH


                                    [CHART]




     The following graph provides a comparison of cumulative total stockholder return for the period from February 27, 1996 (the date on which the Common Stock was first registered under Section 12 of the Exchange Act and publicly traded) through September 30, 1996, among the Company, the Nasdaq Stock Market US Companies Index (the "Nasdaq-US Index") and the Center for Research in Security Prices ("CRSP") Computer Manufacturers Index (the "Peer Group Index," an index of Nasdaq Stock Market traded companies (both domestic and foreign) with Standard Industrial Classification Code Numbers from 3570 to 3579). The Stock Performance Graph assumes an investment of $100 in each of the Company (based on its $16 IPO price) and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq-US Index and the Peer Group Index was provided to the Company by CRSP.


                                    Trident         Nasdaq      Nasdaq Computer
      Measurement Period         International,  Stock Market    Manufacturers
    (Fiscal Year Covered)            Inc.       (US Companies)      Index
02/27/96                             100.0           100.0           100.0
03/29/96                             118.8            99.8            92.2
09/30/96                             107.0           111.7           114.5

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of R. Hugh Van Brimer, Chairman, Robert S. Anderson and A. Bruce Johnston. None of the members of the Compensation Committee are employees of the Company.

     The Compensation Committee is responsible for (1) reviewing and approving the Company's compensation and retirement practices and plans, (2) reviewing and approving remuneration programs for its officers, directors and highest paid executives, (3) reviewing and approving stock option grants (subject to the approval of the full Board of Directors), (4) reviewing and approving the performances and compensation for the Company's Chief Executive Officer and the executive officers reporting directly to the Chief Executive Officer, and (5) the review and submission to the full Board of Directors for approval of the succession plans for the Chief Executive Officer and other executive officers.

COMPENSATION PHILOSOPHY AND PRACTICE

     The Compensation Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company and that pay for performance is the foundation of any remunerated enterprise. In support of these philosophies, the Compensation Committee structures its compensation program to achieve the following objectives:

          1. Offer compensation opportunities that attract and retain exceptionally talented individuals, motivate individuals to perform at their highest levels and reward achievements that further the business strategy of the Company.

          2. Link a significant portion of the executive's total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value.

          3. Encourage executives to manage from the perspective of ownership of the Company.

     Each year the Compensation Committee conducts a full review of the Company's executive and employee compensation program. In Fiscal 1996 the Company utilized information provided by the Connecticut Business and Industry Association, the American Electronic Association and the National Institute of Business Management to assist in a review of the current compensation practices of the Company, to assess the competitive level of compensation and to approve specific objective performance measures consistent with the approved business plan for use in awarding bonus compensation.

     Based upon its own deliberations and the consideration of data indicating the level of compensation of companies of similar size, complexity, revenues and growth potential and recognizing the caliber, level of experience and performance of the Company's management, the Compensation Committee believes that the Company's executive compensation practices maintain an overall level of compensation that is competitive.

     The executive and management compensation consists of base pay, capped profit incentive, a discretionary bonus and an incentive stock option plan. This total compensation program is intended to provide executive officers and senior management with a competitive salary while at the same time emphasizing the bonus and long term components of total compensation. All management employees at the Company have been placed in one of eleven pay grades, each grade being commensurate with the duties and responsibilities undertaken by each such employee. Each pay grade is assigned a minimum, mid point and maximum salary range. The dollar amounts comprising the minimum, mid point and maximum ranges were established by Company personnel working with executive compensation consultants from comparisons to companies of similar size and similar lines of business with the Company as published in compensation surveys. The determination of the base pay of the executive officers who report to the Chief Executive Officer is made by reviewing the performance of each individual executive officer, his position in the range and recommendations of Ms. Pullen, the Company's Chief Executive Officer. The Compensation Committee determines the base compensation of the Chief Executive Officer without her participation. The determination of the base compensation of the Chief Executive Officer is made by weighing the performance of the Chief Executive

Officer against predetermined specific objectives as well as variable objectives such as unplanned activities, intraperiod modifications, changes of priorities and new opportunities.

     Performance is judged by comparing specific objectives determined at the beginning of the year. A review and approval of the salaries being paid to the executive officers and managers reporting to the Chief Executive Officer was conducted at a meeting of the Compensation Committee held on December 12, 1995. Ms. Pullen, the Company's Chief Executive Officer, made recommendations premised on keeping salaries of the Company's executive officers competitive with those of other companies in similar lines of business.

MANAGEMENT BONUS PLAN

     Additional compensation is awarded to the Company's executives by the Compensation Committee pursuant to the Bonus Plan. If earned, annual awards can be 10% to 30% of an employee's base pay (subject to adjustment in the discretion of the Compensation Committee). Awards made pursuant to the Bonus Plan are based on fiscal year performance of the Company and completion of specific assignments and goals. Employees must have one year of service at the Company in order to be considered for the Bonus Plan. The award will then be pro-rated for the length of service within the qualifying fiscal year. Of the total amount of an award, 40% is based on achievement of financial goals and 60% is based on achievement of specific non-financial objectives. Fourteen executives are presently eligible to participate in the Bonus Plan.

PROFIT INCENTIVE PLAN

     The Profit Incentive Plan is available to all regular employees who were employed as of the beginning of the applicable fiscal quarter. Awards are computed quarterly and are based 60% on financial goals and 40% on non-financial objectives as selected by the Chief Executive Officer. No award with respect to non-financial objectives will be made unless the Company's financial goals are 90% achieved. An additional annual bonus may be awarded if annual financial goals are achieved. The maximum annual salary which can be used as a basis of the bonus computation under the Profit Incentive Plan is $70,000.

                                          R. HUGH VAN BRIMER
                                          A. BRUCE JOHNSTON
                                          ROBERT S. ANDERSON

                       COMPENSATION COMMITTEE INTERLOCKS
                AND INSIDER PARTICIPATION; CERTAIN TRANSACTIONS

     Since the IPO, the Company's executive compensation has been determined by the Compensation Committee of the Company's Board of Directors, which consists of Messrs. Van Brimer, Johnston and Anderson. Mr. Van Brimer served as Chief Executive Officer of the Company from its founding until April 1995, and currently acts as a consultant to the Company.

     Since his retirement from the position of Chief Executive Officer of the Company, which was effective April 1, 1995, Mr. Van Brimer has served as a consultant to the Company pursuant to a consulting agreement, the term of which ends on June 30, 1997. The consulting agreement provides that Mr. Van Brimer will render consulting services to the Company for a minimum of ten days per quarter and a maximum of twenty days per quarter (which maximum may be increased at the agreement of Mr. Van Brimer and the Company) at a rate of $1,000 per day. During Fiscal 1996, Mr. Van Brimer was paid $68,000 by the Company for consulting services rendered pursuant to his consulting agreement.

            PROPOSAL 2:  APPROVAL OF THE TRIDENT INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, on September 30, 1996, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") pursuant to which an aggregate of 100,000 shares of Common Stock may be issued. The Stock Purchase Plan will allow eligible employees of the Company to purchase shares of Common Stock directly from the Company. Pursuant to applicable securities and tax laws, stockholders must approve the adoption of the Stock Purchase Plan. The following description of certain features of the Stock Purchase Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Stock Purchase Plan which is attached hereto as Exhibit A.

SUMMARY OF THE STOCK PURCHASE PLAN

     The Company will make one or more offerings to eligible employees to purchase Common Stock under the Stock Purchase Plan. The initial offering began on October 1, 1996 and will end on February 28, 1997. Thereafter, an offering will begin on the first business day occurring on or after each March 1, June 1, September 1 and December 1 and will end on the last business day occurring on or before the following May 31, August 31, November 30 and February 28 or 29, respectively. On the first day of each offering period (the "Offering Date"), the Company will grant to each eligible employee who is then a participant in the Stock Purchase Plan an option to purchase on the last day of such offering period (the "Exercise Date") up to a maximum of 300 shares of Common Stock reserved for issuance under the Stock Purchase Plan (or such other maximum as shall have been established in advance of the offering). The price at which the employee's option may be exercised will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. The "Fair Market Value of the Common Stock" means the last reported sale price of the Common Stock on the Nasdaq National Market on a given day or, if no sales of Common Stock were made on that day, the last reported sale price of the Common Stock on the next preceding day on which sales were made.

     Eligible employees may elect to participate in an offering by completing and submitting an enrollment form to the Company at least fifteen business days before the Offering Date (or by such other deadline as shall be established for that offering). Each eligible employee electing to participate must state a whole percentage between 1% and 10% to be deducted from the employee's base compensation each pay period. Employees electing to participate may withdraw from the offering at any time prior to the Exercise Date.

     On each Exercise Date, each participant who has not previously withdrawn from the offering or terminated employment will automatically exercise his or her option for as many whole shares of Common Stock as the participant's accumulated payroll deductions will purchase at the option exercise price, subject to the maximum number of shares set forth above.

ELIGIBILITY

     With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, all employees of the Company (including employees who are also directors of the Company), and all employees of subsidiaries of the Company designated from time to time by the Board of Directors (each, a "Designated Subsidiary") are eligible to participate in any one or more of the offerings under the Stock Purchase Plan, provided that as of the applicable Offering Date they are customarily employed by the Company or a Designated Subsidiary for more than twenty hours per week and have been employed for at least six months. As of December 1, 1996, the number of eligible employees was approximately 120. Participation in the Stock Purchase Plan is at the discretion of each eligible employee. Accordingly, the Company is unable to predict the number of shares of Common Stock or the price at which such shares will be purchased under the Stock Purchase Plan by any eligible person or group of eligible persons. As of the end of Fiscal 1996, the closing price of the Common Stock, as reported on the Nasdaq National Market ("Nasdaq"), was $17.125 per share.

PLAN ADMINISTRATION

     The Stock Purchase Plan will be administered by the person or persons appointed by the Board of Directors. The Board of Directors has initially appointed David A. Hundt, the Company's Director of Finance and Administration, to administer the Stock Purchase Plan. The Board of Directors may amend or terminate the Stock Purchase Plan at any time. However, no amendment shall be made without the approval, within twelve months of the Board action, of the stockholders of the Company if such amendment would (a) increase the number of shares approved for issuance under the Stock Purchase Plan or (b) change the designation of corporations or class of corporations whose employees are eligible to purchase shares under the Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the Stock Purchase Plan or when purchasing the shares of Common Stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

     The following is a summary of the federal income tax consequences resulting from acquiring stock under the Stock Purchase Plan:

     If shares acquired under the Stock Purchase Plan are sold more than two years after the Offering Date for the offering pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the Common Stock on the Offering Date or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). No deduction is allowed to the Company.

     If shares acquired under the Stock Purchase Plan are sold within two years of the Offering Date for the offering pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the Exercise Date and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long term or short term (depending on whether the employee has held the shares for more than one year) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares. The amount reportable as ordinary income from a sale made within two years of the Offering Date will generally be allowed as a tax deduction to the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN.

                          SUMMARY OF STOCK OPTION PLAN

     On December 12, 1995 the Board of Directors adopted, and on January 15, 1996 the stockholders of the Company approved, the Stock Option Plan, pursuant to which 1,000,000 shares of Common Stock are authorized and reserved for issuance. The Stock Option Plan permits the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") ("Incentive Options") and (ii) options that do not so qualify ("Non-Qualified Options"). In order to comply with the requirements of Section 162(m) of the Code, the Stock Option Plan provides that options with respect to no more than 250,000 shares of Common Stock may be granted to any one individual during any one calendar year. The Stock Option Plan is designed and intended as a performance incentive for officers, directors, employees, consultants and other key persons performing services for the Company and its subsidiaries to encourage such persons to acquire or increase a proprietary interest in the success of the Company.

     Plan Administration; Eligibility. The Stock Option Plan provides that it shall be administered by the full Board of Directors or a committee of non-employee directors, as appointed by the Board of Directors from time to time.

     The Board of Directors may discontinue or amend the Stock Option Plan at any time provided that the rights and obligations under any option issued prior to an amendment of the Stock Option Plan can not be adversely affected by such amendment without the consent of the optionee.

     The Board of Directors has full power to select, from among the persons eligible for awards under the Stock Option Plan, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Stock Option Plan. Incentive Options may be granted only to officers or other employees of the Company or its subsidiaries, including members of the Board of Directors who are also employees of the Company or its subsidiaries. Non-Qualified Options may be granted or issued to officers or other employees of the Company, directors and to consultants and other key persons who provide services to the Company (regardless of whether they are also employees).

     Material Terms of Options. The exercise price of each option granted under the Stock Option Plan is determined by the Board of Directors but, in the case of Incentive Options, may not be less than 100% of the fair market value of the underlying shares on the date of grant. No Incentive Option may be granted under the Stock Option Plan to any employee of the Company or any subsidiary who owns at the date of grant shares of stock representing in excess of 10% of the voting power of all classes of stock of the Company or a parent or a subsidiary unless the exercise price for stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. Each option may be exercised only by the optionee during his or her lifetime. As of the close of business on September 30, 1996, the fair market value of a share of Common Stock was $17.125, as determined by the price of a share of the Common Stock on Nasdaq.

     The term of each option is fixed by the Board of Directors and, in the case of an Incentive Option, may not exceed ten years from the date of grant. Except with respect to the automatic grants of options which are granted to non-employee directors on the date they become directors and on the date of each annual meeting of stockholders, which provide for a fixed vesting schedule, the Board of Directors determines at what time or times each option may be exercised and, subject to the provisions of the Stock Option Plan, the period of time during which options may be exercised, if any, after termination of employment for any reason. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board of Directors. Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified or bank check or other instrument acceptable to the Board of Directors, (ii) if the applicable option agreement permits, by delivery of shares of Common Stock already owned by the optionee, or (iii) through a "cashless" exercise procedure, subject to certain limitations.

     The Stock Option Plan provides that in the case of certain transactions constituting a change in control of the Company, the Stock Option Plan and the options issued thereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. In the event of such termination, each holder of outstanding options shall be permitted to exercise all options for a period of at least 15 days prior to the date of such termination.

     Tax Aspects Under the U.S. Internal Revenue Code. Under current federal tax law, an employee who receives a non-qualified option does not generally realize any taxable income at the time the option is granted. However, upon the exercise of such an option, the employee will recognize ordinary income measured by the excess of the then fair market value of the Common Stock over the exercise price, and the Company generally will be entitled to a tax deduction for a corresponding amount. On the other hand, an employee who receives an incentive stock option does not generally realize any taxable income at the time the option is granted or at the time it is exercised. The excess of the fair market value of the Common Stock on the date of exercise over the option price is a "tax preference item," however, that may cause the employee to be subject to the alternative minimum tax. Upon the sale of stock received upon exercise of any incentive stock option, the optionee will recognize a capital gain or loss or, depending on the holding period of the shares, ordinary income, equal to the difference between the sale price and the exercise price. The Company is not entitled to a tax deduction with respect to the grant or exercise of an incentive stock option.

     Stock Option Plan Benefits. The benefits or amounts that will be received by or allocated to any individual or group of individuals under the Stock Option Plan are not determinable, except that each non-employee director will automatically receive an option to purchase up to 5,000 shares of Common Stock following each annual meeting of stockholders.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 1, 1996 certain information regarding the beneficial ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive officer and the two (2) other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during Fiscal 1996, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers as a group (thirteen persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                               NUMBER OF SHARES        PERCENT OF
NAME                                                           BENEFICIALLY OWNED     COMMON STOCK(1)
----                                                           ------------------     ---------------
TA Associates, Inc..........................................       1,580,067(2)            22.5%
  125 High Street
  Boston, MA 02110
Chestnut Investors..........................................         117,871(3)             1.7
  c/o MVP Ventures
  45 Milk Street
  Boston, MA 02109
Elaine A. Pullen............................................          80,000(4)             1.1
Carl L. Schlemmer...........................................           1,000                  *
Robert L. Rogers............................................          19,102(5)               *
R. Hugh Van Brimer..........................................         229,245(6)             3.3
Robert S. Anderson..........................................         111,760(7)             1.6
Russell J. Greenberg........................................         105,679(8)             1.5
Norman L. Norris............................................         262,206(9)             3.7
A. Bruce Johnston...........................................           3,058(10)              *
Michael K. Lorelli..........................................           5,000(11)              *
All directors and executive officers as a group (13
  persons)..................................................         844,686               11.9%

---------------
   * Less than one percent

 (1) The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying the options or warrants held by such person or entity that are exercisable within 60 days of December 1, 1996 but excludes shares of Common Stock underlying options or warrants held by any other person.

 (2) Includes 1,131,958 shares owned by Advent VII L.P., 233,688 shares owned by Advent Atlantic and Pacific II L.P., 113,197 shares owned by Advent New York L.P., 84,245 shares owned by Advent Industrial II Limited Partnership, and 16,979 shares owned by TA Venture Investors Limited Partnership.

 (3) Includes 88,384 shares owned by Chestnut III Limited Partnership and 29,487 shares owned by Chestnut Capital International III Limited Partnership.

 (4) Includes 60,000 shares owned by The Robinson-Humphrey Company, Inc. as IRA Custodian for Ms. Pullen and 20,000 shares underlying a currently exercisable option.

 (5) Includes 2,352 shares underlying a currently exercisable warrant and 1,750 shares underlying a currently exercisable option.

 (6) Includes 19,526 shares beneficially owned by Mr. Van Brimer's wife, Jane W. Van Brimer. Mr. Van Brimer disclaims beneficial ownership of the shares beneficially owned by Mrs. Van Brimer.

 (7) Includes 50,000 shares owned by the Delaware Charter Retirement Plan as Custodian for Mr. Anderson, 25,000 shares owned by the Lyden Family Trust, for which Mr. Anderson serves as Trustee, and 11,760 shares underlying a currently exercisable warrant.

 (8) Includes 15,679 shares underlying a currently exercisable warrant.

 (9) Includes 17,770 shares underlying a currently exercisable warrant. Also includes 113,333 shares beneficially owned by Mr. Norris' wife, Nancy Norris, and 17,770 shares underlying a currently exercisable warrant beneficially owned by Mrs. Norris. Mr. Norris disclaims beneficial ownership of all shares beneficially owned by Mrs. Norris.

(10) Represents 3,058 shares of Common Stock in which Mr. Johnston has a pecuniary interest through TA Venture Investors Limited Partnership which are included in the 16,979 shares described in footnote (2) above as being owned by TA Venture Investors Limited Partnership. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent Industrial II L.P. or Advent New York L.P., or the remainder of the shares described in footnote (2) above as being owned by TA Venture Investors Limited Partnership, as to which Mr. Johnston disclaims beneficial ownership.

(11) Represents 5,000 shares underlying a currently exercisable option.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company and written representations that no other reports were required during, or with respect to, Fiscal 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

     The accounting firm of Arthur Andersen LLP has served as the Company's independent auditors since January of 1994 and will continue to do so for fiscal year 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

MARKET VALUE

     On September 30, 1996, the closing price of a share of the Common Stock on Nasdaq was $17.125.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

STOCKHOLDER PROPOSALS

     Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company on or before August 28, 1997 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     Any stockholder proposals intended to be presented at the Company's 1998 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than November 15, 1997, nor prior to October 1, 1997, together with all supporting documentation required by the Company's By-laws.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1996 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE DECEMBER 30, 1996, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO J. LEO GAGNE, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TRIDENT INTERNATIONAL, INC., 1114 FEDERAL ROAD, BROOKFIELD, CONNECTICUT 06804.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                       EXHIBIT A

                          TRIDENT INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The purpose of the Trident International, Inc. Employee Stock Purchase Plan ("the Plan") is to provide eligible employees of Trident International, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"). One Hundred Thousand (100,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

     1. Administration. The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

     2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). Unless otherwise determined by the Administrator, the initial Offering will begin on October 1, 1996 and will end on February 28, 1997 (the "Initial Offering"). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each March 1, June 1, September 1 and December 1 and will end on the last business day occurring on or before the following May 31, August 31, November 30 and February 28 or 29, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

     3. Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week and have completed at least six (6) months of employment.

     4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his or her Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his or her right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his or her deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

     5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

     6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his or her payroll deduction during an Offering.

     7. Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will refund to such employee his or her entire account balance under the Plan as of the effective date of withdrawal. Such refund will be paid not later than thirty (30) days after (i) the last day of the Offering in which the employee's withdrawal becomes effective or (ii) the employee's termination of employment, if sooner. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

     8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, a maximum of Three Hundred (300) shares of Common Stock reserved for the purposes of the Plan, or such other maximum number of shares as shall have been established by the Administrator in advance of the Offering. The purchase price for each share purchased under such Option (the "Option Price") will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

     Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

     9. Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan; provided that, with respect to the Initial Offering, the exercise of each Option shall be conditioned on the approval of the Plan by the stockholders of the Company as described in Section 25. Any amount remaining in an employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee's account at the end of an Offering will be refunded to the employee promptly.

     10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

     11. Definitions.

     The term "Compensation" means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, overtime, commissions, and incentive of bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

     The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

     The term "Fair Market Value of the Common Stock" means (i) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market, the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the next preceding date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the highest bid and lowest asked prices reported for the Common Stock on NASDAQ for such date or, if no bid and asked prices were reported for such date, for the next preceding date for which such prices were reported.

     The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

     The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

     12. Rights on Termination of Employment. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his or her account will be paid to him or, in the case of his or her death, to his or her designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.

     13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

     14. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

     15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

     17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

     18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code.

     19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

     20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

     21. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

     The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     23. Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

     24. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     25. Effective Date and Approval of Shareholders. The Plan shall take effect on the date it is adopted by the Board, subject to approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, which approval must occur not later than February 28, 1997.

                           TRIDENT INTERNATIONAL, INC.

                1114 FEDERAL ROAD, BROOKFIELD, CONNECTICUT 06804

                             Proxy for Common Stock
P
R         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X
Y The undersigned hereby appoints Elaine A. Pullen and J. Leo Gagne, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Trident International, Inc. (the "Company"), to be held at the offices of the Company at 1114 Federal Road, Brookfield, Connecticut 06804 on Wednesday, January 29, 1997 at 1:00 p.m., Connecticut time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1996 Annual Report to Stockholders.



                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

/X/Please mark votes as in this example.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO PROPOSALS 1 OR 2 BELOW, THE UNDERSIGNED'S VOTES WILL BE CAST "FOR" EACH OF SUCH MATTERS. The undersigned's votes will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. PROPOSAL to elect R. Hugh Van Brimer, Robert S. Anderson, Russell J. Greenberg and Norman L. Norris as Class I Directors of the Company, each for a two-year term to continue until the 1999 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.

         /_/ FOR ALL  /_/ WITHHELD   /_/ ____________________________________
                         FROM ALL    WITHHELD AS TO THE NOMINEES NOTED ABOVE

2. PROPOSAL TO APPROVE THE ADOPTION OF THE TRIDENT INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN.

                  /_/  FOR   /_/ AGAINST          /_/ ABSTAIN

3. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For joint accounts, each owner               Signature:_____________Date _______
should sign. Executors,
administrators, trustees, corporate
officers and others acting in a              Signature:_____________Date _______
representative capacity should give
full title or authority.